Exhibit 5

Information Services Group, Inc.

Four Stamford Plaza

107 Elm Street

Stamford, CT 06902

March 28, 2008

Information Services Group, Inc.

Four Stamford Plaza

107 Elm Street

Stamford, CT 06902

Ladies and Gentlemen:

I am General Counsel of Information Services Group, Inc., a Delaware corporation (the “Company”).  This letter is being delivered in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), of a Registration Statement on Form S-8 (the “Registration Statement”) with respect to the issuance by the Company of an aggregate 5,200,000 shares of common stock, par value $.001 per share (the “Shares”), to be acquired by Company employees under the Information Services Group, Inc.’s 2007 Employee Stock Purchase Plan and the 2007 Equity Incentive Plan (collectively, the “Plans”).

I have examined the Registration Statement and the Plans. I also have examined the originals, or duplicates or certified or conformed copies, of such corporate and other records, agreements, documents and other instruments and have made such other investigations as I have deemed relevant and necessary in connection with the opinion expressed herein. In rendering the opinion below, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to the original documents of all documents submitted to me as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, I am of the opinion that the Shares to be issued by the Company pursuant to the Plans have been duly authorized and, upon their issuance and delivery in accordance with the Plans, will be validly issued, fully paid and non-assessable.

I do not express any opinion herein concerning any law other than the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).

I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

Very truly yours,

/s/ Earl H. Doppelt
Earl H. Doppelt, Esq.
Executive Vice President,
General Counsel and Corporate Secretary